Exhibit 4.2

EXECUTION COPY


                                 ACCESSION DEED


                                  1 March 2007

                              THE BANK OF NEW YORK
              (as Master Issuer Security Trustee and Note Trustee)

                          CITIBANK, N.A., LONDON BRANCH
                               (as Transfer Agent)

                                  CITIBANK N.A.
    (as U.S. Paying Agent, Agent Bank, Registrar, and Principal Paying Agent)

                         DEUTSCHE BANK AG, LONDON BRANCH
                       (as a Master Issuer Swap Provider)

                           CREDIT SUISSE INTERNATIONAL
                       (as a Master Issuer Swap Provider)

                                BARCLAYS BANK PLC
                       (as a Master Issuer Swap Provider)

                                   HALIFAX PLC
                         (as Master Issuer Cash Manager)

                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
                         (as Master Issuer Account Bank)

                      STRUCTURED FINANCE MANAGEMENT LIMITED
                 (as Master Issuer Corporate Services Provider)

                          CITIBANK, N.A., LONDON BRANCH
              (as 2007-1 Master Issuer Euro Currency Swap Provider)

                            CREDIT SUISSE (USA) INC.
         (as Series 1 and 2 Master Issuer Dollar Currency Swap Provider)

                                       and

                         DEUTSCHE BANK AG, LONDON BRANCH
        (as 2007-1 Series 4 Master Issuer Dollar Currency Swap Provider)


                                [GRAPHIC OMITTED]
                                Allen & Overy LLP

                            33775-00214 ICM:3835448.6

THIS DEED is made on 1 March 2007

BETWEEN

(1) PERMANENT MASTER ISSUER PLC, a company incorporated in England and Wales with limited liability (registered number 5922774), and having its registered office at 35 Great St Helen's, London EC3A 6AP (the MASTER ISSUER);

(2) THE BANK OF NEW YORK, a New York banking corporation acting through its offices at 40th Floor, One Canada Square, London E14 5AL (acting in its capacity as the MASTER ISSUER SECURITY TRUSTEE, which expression includes such company and all other persons or companies for the time being acting as security trustee or security trustees under the Master Issuer Deed of Charge);

(3) THE BANK OF NEW YORK, a New York banking corporation acting through its offices at 40th Floor, One Canada Square, London, E14 5AL (acting in its capacity as the NOTE TRUSTEE, which expression includes such company and all other persons or companies for the time being acting as trustee or trustee for the Noteholders under the Note Trust Deed);

(4) CITIBANK N.A., a national association acting through its offices at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (acting in its capacity as the PRINCIPAL PAYING AGENT);

(5) CITIBANK N.A., a national association acting through its offices at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (acting in its capacity as the REGISTRAR);

(6) CITIBANK, N.A., LONDON BRANCH of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (acting in its capacity as the TRANSFER AGENT appointed by the Master Issuer under the Master Issuer Paying Agent and Agent Bank Agreement to administer the transfer of Notes);

(7) CITIBANK N.A., a national association acting through its offices at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (acting in its capacity as the AGENT BANK);

(8) CITIBANK N.A., a national association acting through its offices at 388 Greenwich Street, 14th Floor, New York, New York 10013 (acting in its capacity as the U.S. PAYING AGENT);

(9) DEUTSCHE BANK AG, LONDON BRANCH, a corporation domiciled in Frankfurt am Main, Germany, operating in the United Kingdom under branch registration number BR000005 acting through its London branch at Winchester House, 1 Great Winchester Street, London, EC2N 2DB (acting in its capacity as a MASTER ISSUER SWAP PROVIDER in respect of the 2006-1 Notes);

(10) CREDIT SUISSE INTERNATIONAL, a private unlimited company incorporated in England and Wales (registered number 2500199), and acting through its office at One Cabot Square, London E14 4QJ (acting in its capacity as a MASTER ISSUER SWAP PROVIDER in respect of the 2006-1 Notes);

(11) BARCLAYS BANK PLC, a public limited company incorporated in England and Wales with limited liability (registered number 1026167) and acting through its office at 5 The North Colonnade, London, E14 4BB (acting in its capacity as a Master Issuer Swap Provider in respect of the 2006-1 Notes and, together with the other Master Issuer Swap Providers in respect of the 2006-1 NOTES, THE 2006-1 MASTER ISSUER SWAP PROVIDERS);

(12) HALIFAX PLC, a public limited company incorporated in England and Wales with limited liability (registered number 02367076) and having its registered office at Trinity Road, Halifax, West Yorkshire HX1 2RG (the MASTER ISSUER CASH MANAGER);

(13) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, a company established by an Act of the Parliament of Scotland in 1695 and acting through its offices at 116 Wellington Street, Leeds, LS1 4LT (the MASTER ISSUER ACCOUNT BANK);

(14) STRUCTURED FINANCE MANAGEMENT LIMITED, a company incorporated in England and Wales, with limited liability (registered number 3853947) and having its registered office at 36 Great St. Helen's, London EC3A 6AP (the MASTER ISSUER CORPORATE SERVICES PROVIDER);

(15) CITIBANK, N.A., LONDON BRANCH registered as an overseas company in England and Wales under BR001018 acting through its office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (acting in its capacity as a Master Issuer Swap Provider in respect of the 2007-1 Series 3 Class A Notes the 2007-1 MASTER ISSUER EURO CURRENCY SWAP PROVIDER);

(16) CREDIT SUISSE (USA) INC., a Delaware Corporation whose its office at 11 Madison Avenue, New York, NY 10010 USA (acting in its capacity as a Master Issuer Swap Provider in respect of the 2007-1 Notes denominated in US Dollars (other than the 2007-1 Series 4 Class A Notes), the 2007-1 SERIES 1 AND 2 MASTER ISSUER DOLLAR CURRENCY SWAP PROVIDER);

(17) DEUTSCHE BANK AG, LONDON BRANCH, a corporation domiciled in Frankfurt am Main, Germany, operating in the United Kingdom under branch registration number BR000005, acting through its London branch at Winchester House, 1 Great Winchester Street, London, EC2N 2DB (acting in its capacity as a Master Issuer Swap Provider in respect of the 2007-1 Series 4 Class A Notes, the 2007-1 SERIES 4 MASTER ISSUER DOLLAR CURRENCY SWAP PROVIDER and, together with the 2007-1 Series 1 and 2 Master Issuer Dollar Currency Swap Provider, the 2007-1 MASTER ISSUER DOLLAR CURRENCY SWAP PROVIDERS and, together with the 2007-1 Series 1 and 2 Master Issuer Dollar Currency Swap Provider and the 2007-1 Master Issuer Euro Currency Swap Provider, the NEW MASTER ISSUER SECURED CREDITORS and the 2007-1 MASTER ISSUER SWAP PROVIDERS).

NOW THIS DEED WITNESSES AS FOLLOWS

WHEREAS

(A) Pursuant to the terms of the Master Issuer Swap Agreements in respect of the 2007-1 Notes denominated in US Dollars (other than the 2007-1 Series 4 Class A Notes) (the 2007-1 SERIES 1 AND 2 MASTER ISSUER DOLLAR CURRENCY SWAP AGREEMENTS) dated 1 March 2007 made between the Master Issuer and the 2007-1 Series 1 and 2 Master Issuer Dollar Currency Swap Provider, the Master Issuer has agreed to enter into the Master Issuer Swaps in respect of the 2007-1 Notes denominated in US Dollars (other than the 2007-1 Series 4 Class A Notes).

(B) Pursuant to the terms of the Master Issuer Swap Agreement in respect of the 2007-1 Series 4 Class A Notes (the 2007-1 SERIES 4 MASTER ISSUER DOLLAR CURRENCY SWAP AGREEMENT and, together with the 2007-1 Series 1 and 2 Master Issuer Dollar Currency Swap Agreements, the 2007-1 MASTER ISSUER DOLLAR CURRENCY SWAP AGREEMENTS) dated 1 March 2007 made between the Master Issuer and the 2007-1 Series 4 Master Issuer Dollar Currency Swap Provider, the Master Issuer has agreed to enter into the Master Issuer Swaps in respect of the 2007-1 Series 4 Class A Notes.

(C) Pursuant to the terms of Master Issuer Swap Agreements in respect of the 2007-1 Series 3 Class A Notes (the 2007-1 MASTER ISSUER EURO CURRENCY SWAP AGREEMENT and, together with the 2007-1

         Master Issuer Dollar Currency Swap Agreements, the Agreements) dated 1 March 2007 made between the Master Issuer and the 2007-1 Master Issuer Euro Currency Swap Provider the Master Issuer has agreed to enter into the Master Issuer Swaps in respect of the 2007-1 Series 3 Class A Notes.

(D) The Master Issuer has agreed to provide the Master Issuer Security Trustee with the benefit of the security described in the Master Issuer Deed of Charge to secure the Master Issuer's obligations to the Master Issuer Secured Creditors.

(E) The terms of the Master Issuer Deed of Charge permit the Master Issuer to secure its obligations to a New Master Issuer Secured Creditor thereunder.

(F) The New Master Issuer Secured Creditors have agreed to enter into this Deed to accede to the provisions of the Master Issuer Deed of Charge.

(G) The Master Issuer Secured Creditors have agreed to enter into this Deed to, among other things, acknowledge and agree to such accession and any other amendment, set out herein as may be required to give effect to this Deed.

1.       INTERPRETATION

1.1 The Master Issuer master definitions and construction schedule signed for the purposes of identification by Allen & Overy and Sidley Austin on 17 October 2006 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) (the MASTER ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Deed and, accordingly, the expressions defined in the Master Issuer Master Definitions and Construction Schedule shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Deed, including the Recitals hereto and this Deed shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Master Issuer Master Definitions and Construction Schedule.

1.2      In addition:

         2007-1 CLOSING DATE means 1 March 2007; and

         2007-1 NOTES means the Notes issued by the Master Issuer on the 2007-1 Closing Date.

2.       REPRESENTATIONS AND WARRANTIES

2.1 The 2007-1 Master Issuer Euro Currency Swap Provider hereby represents and warrants to the Master Issuer Security Trustee and each of the other Master Issuer Secured Creditors that as of the date of this Deed:

         (a) pursuant to the terms of the 2007-1 Master Issuer Euro Currency Swap Agreement, the Master Issuer has agreed to pay to the 2007-1 Master Issuer Euro Currency Swap Provider the amounts (if any) due in respect 2007-1 Master Issuer Euro Currency Swap Agreement thereunder; and

         (b) the 2007-1 Master Issuer Euro Currency Swap Agreements expressly provide that all amounts due from the Master Issuer thereunder are to be secured by the Master Issuer Deed of Charge.

2.2 The 2007-1 Series 1 and 2 Master Issuer Dollar Currency Swap Provider hereby represents and warrants to the Master Issuer Security Trustee and each of the other Master Issuer Secured Creditors that as of the date of this Deed:

         (a) pursuant to the terms of the 2007-1 Series 1 and 2 Master Issuer Dollar Currency Swap Agreements, the Master Issuer has agreed to pay to the 2007-1 Master Issuer Dollar Currency Swap Provider the amounts (if any) due in respect of the 2007-1 Series 1 and 2 Master Issuer Dollar Currency Swap Agreements thereunder; and

         (b) the 2007-1 Series 1 and 2 Master Issuer Dollar Currency Swap Agreements expressly provide that all amounts due from the Master Issuer thereunder are to be secured by the Master Issuer Deed of Charge.

2.3 The 2007-1 Series 4 Class A Master Issuer Dollar Currency Swap Provider hereby represents and warrants to the Master Issuer Security Trustee and each of the other Master Issuer Secured Creditors that as of the date of this Deed:

         (a) pursuant to the terms of the 2007-1 Series 4 Class A Master Issuer Dollar Currency Swap Agreement, the Master Issuer has agreed to pay to the 2007-1 Series 4 Class A Master Issuer Dollar Currency Swap Provider the amounts (if any) due in respect of the 2007-1 Series 4 Class A Master Issuer Dollar Currency Swap Agreement thereunder; and

         (b) the 2007-1 Series 4 Class A Master Issuer Dollar Currency Swap Agreement expressly provides that all amounts due from the Master Issuer thereunder are to be secured by the Master Issuer Deed of Charge.

2.4 The Master Issuer hereby represents and warrants to the Master Issuer Security Trustee and each of the Master Issuer Secured Creditors that as at the date of this Deed, the conditions (if any) to incurring further Master Issuer Secured Liabilities are satisfied.

3.       ACCESSION

         In consideration of each New Master Issuer Secured Creditor being accepted as a Master Issuer Secured Creditor for the purposes of the Master Issuer Deed of Charge by the parties thereto as from the date of this Deed, each New Master Issuer Secured Creditor:

         (a) confirms that as from 1 March 2007, it intends to be a party to the Master Issuer Deed of Charge as a Master Issuer Secured Creditor;

         (b) undertakes to comply with and be bound by all of the provisions of the Master Issuer Master Definitions and Construction Schedule (as the same may be amended, varied or restated from time to time) in its capacity as a Master Issuer Secured Creditor, as if it had been an original party thereto;

         (c) undertakes to perform comply with and be bound by all of the provisions of the Master Issuer Deed of Charge in its capacity as a Master Issuer Secured Creditor, as if it had been an original party thereto as provided in Clause 4.5 (Master Issuer Secured Creditors) (including without limitation Clause 6 (Payments out of the Master Issuer Accounts Prior to Acceleration) and Clause 7 (Payments out of the Master Issuer Accounts Upon Acceleration)); and

         (d) agrees that the Master Issuer Security Trustee shall be the Master Issuer Security Trustee of the Master Issuer Deed of Charge for all Master Issuer Secured Creditors upon and subject to the terms set out in the Master Issuer Deed of Charge.

4.       SCOPE OF THE MASTER ISSUER DEED OF CHARGE

         The Master Issuer, the New Master Issuer Secured Creditors, the Master Issuer Secured Creditors and the Master Issuer Security Trustee hereby agree that for relevant purposes under the Master Issuer Deed of Charge and the Master Issuer Master Definitions and Construction Schedule:

         (a) the 2007-1 Master Issuer Euro Currency Swap Agreement, each 2007-1 Series 1 and 2 Master Issuer Dollar Currency Swap Agreement and the 2007-1 Series 4 Class A Master Issuer Dollar Currency Swap Agreement shall each be a Master Issuer Transaction Document; and

         (b) the New Master Issuer Secured Creditors shall each be a Master Issuer Secured Creditor.

5.       APPLICATION

         Prior to and following enforcement of the Master Issuer Security all amounts at any time held by the Master Issuer, the Master Issuer Cash Manager or the Master Issuer Security Trustee in respect of the security created under the Master Issuer Deed of Charge shall be held and/or applied by such person subject to and in accordance with the relevant provisions of the Master Issuer Cash Management Agreement or the Master Issuer Deed of Charge.

6.       NOTICES AND DEMANDS

         Any notice or communication under or in connection with this Deed, the Master Issuer Deed of Charge or the Master Issuer Master Definitions Schedule shall be given in the manner and at the times set out in Clause 24 (Notices) of the Master Issuer Deed of Charge to the addresses given in this Clause or at such other address as the recipient may have notified to the other parties hereto and/or thereto in writing.

         The addresses referred to in this Clause 6 for the New Master Issuer Secured Creditors are:


         Citibank N.A., London Branch
         Citigroup Centre
         Canada Square
         Canary Wharf,
         London E14 5LB

         For the attention of:      Head of Structured Support Team
         Facsimile:                 +44 (0)20 8636 3868


         Credit Suisse (USA) Inc.
         Eleven Madison Avenue
         New York, NY 10010
         USA

         For the attention of:      Head of Credit Risk Management;

         Facsimile:                 +1 (212) 325-8170
         For the attention of:      Head of OTC Operations -
                                      Operations Department;
         Facsimile:                 +1 (917) 326-8603
         For the attention of:      Head of Documentation Group -
                                      Securities Division Legal and
                                      Compliance Department
         Facsimile:                 +1 (917) 326-7930

         Copied to:

         Credit Suisse (USA) Inc. c/o
         Credit Suisse International
         One Cabot Square
         London E14 4QJ


          For the attention of:     Head of Credit Risk Management;
          Facsimile:                +44 (0)20 7888 3715
          For the attention of:     Global Head of OTC Operations -
                                      Operations Department;
          Facsimile:                +44 (0)20 7888 9503
          For the attention of:     General Counsel Europe -
                                      Legal and Compliance Department
          Facsimile:                +44 (0)20 7888 2686


         Deutsche Bank AG, London Branch
         Winchester House
         1 Great Winchester Street
         London EC2N 2DB

         For the attention of:      Legal Department

         Facsimile:                 +44 (0)20 7545 8207

         or such other address and/or numbers as the New Master Issuer Secured Creditor may notify to the parties to the Master Issuer Deed of Charge in accordance with the provisions thereof.

7.       CHOICE OF LAW

7.1 This Deed is governed by and shall be construed in accordance with English law.

7.2 The parties to this Deed hereby agree that the English courts have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Deed and accordingly submits to the exclusive jurisdiction of the English courts. Each of the parties hereto waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum. The Master Issuer Security Trustee and the other Master Issuer Secured Creditors may take any suit, action or proceeding arising out of or in connection with this Deed (together referred to as PROCEEDINGS) against the Master Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions

8.       SERVICE OF PROCESS

8.1 The 2007-1 Series 1 and 2 Master Issuer Dollar Currency Swap Provider irrevocably and unconditionally appoints Credit Suisse International, at its registered office for the time being as its agent under this Deed for service of process in any proceedings before the English courts.

8.2 If the person referred to in Clause 8.1 above is unable for any reason to act as agent for service of process, then for so long as any of the 2007-1 Notes remains outstanding, the 2007-1 Series 1 and 2 Master Issuer Dollar Currency Swap Provider must immediately appoint another agent with an office in London acceptable to the Master Issuer Security Trustee. Failing this, the Master Issuer Security Trustee may appoint another agent for this purpose.

8.3 Failure by a process agent to notify the 2007-1 Series 1 and 2 Master Issuer Dollar Currency Swap Provider of any process will not invalidate the relevant proceedings.

8.4 The 2007-1 Series 1 and 2 Master Issuer Dollar Currency Swap Provider consents to the service of process in respect of any proceedings by the airmailing of copies, postage prepaid, to the 2007-1 Series 1 and 2 Master Issuer Dollar Currency Swap Provider in accordance with Clause 6 (Notices).

8.5 This Clause 8 does not affect any other method of service allowed by law.

DULY EXECUTED AND DELIVERED AS A DEED by each of the parties hereto or on its behalf on the date appearing on page 1.



MASTER ISSUER

EXECUTED as a DEED by                                )  /s/ Jonathan Keighley
PERMANENT MASTER ISSUER PLC                          )
acting by                                            )

Director

Director/Secretary                                     /s/ Claudia Wallace


MASTER ISSUER SECURITY TRUSTEE

EXECUTED as a DEED by                                )  /s/ Vincent Giraud
THE BANK OF NEW YORK                                 )
acting by its authorised signatory                   )

Authorised signatory                                 )


NOTE TRUSTEE

EXECUTED as a DEED by                                )  /s/ Vincent Giraud
THE BANK OF NEW YORK                                 )
acting by its authorised signatory                   )

Authorised signatory                                 )

PRINCIPAL PAYING AGENT

EXECUTED as a DEED on behalf of                      )
CITIBANK N.A., a company incorporated                )
In the United States of America                      )  /s/ Georgia Mitchell

by                                                   )

being a person who, in
accordance with the laws
of that territory, is acting under
the authority of
the company


REGISTRAR

EXECUTED as a DEED on behalf of                      )
CITIBANK N.A., a company incorporated                )
In the United States of America                      )  /s/ Georgia Mitchell

by                                                   )

being a person who, in
accordance with the laws
of that territory, is acting under
the authority of
the company


TRANSFER AGENT

EXECUTED as a DEED on behalf of                      )
CITIBANK N.A., a company incorporated                )
In the United States of America                      )  /s/ Georgia Mitchell

by                                                   )

being a person who, in
accordance with the laws
of that territory, is acting under
the authority of
the company

AGENT BANK

EXECUTED as a DEED on behalf of                      )
CITIBANK N.A., a company incorporated                )
In the United States of America                      )  /s/ Georgia Mitchell

by                                                   )

being a person who, in
accordance with the laws
of that territory, is acting under
the authority of
the company


U.S. PAYING AGENT

EXECUTED as a DEED by                                )
CITIBANK N.A.                                        )
signed for and on its behalf by one of its           )
duly authorised attorneys/signatories                )  /s/ Georgia Mitchell

being a person who, in
accordance with the laws
of that territory, is acting
under the authority of the company


MASTER ISSUER SWAP PROVIDER

EXECUTED as a DEED by                                )
DEUTSCHE BANK AG, LONDON                             )
BRANCH                                               )  /s/ Megan Wallis
acting by its duly authorised attorney               )  /s/ Joe Kohler


By:

Name:

Witness Signature:                                      /s/ Tom Adamson
Name:                                                       DB London

Address

MASTER ISSUER SWAP PROVIDER

EXECUTED as a DEED by                                )
CREDIT SUISSE INTERNATIONAL                          )  /s/ Parminder Bains
signed for and on its behalf by one of its           )  /s/ Christian Bettley
duly authorised attorneys/signatories                )

By:

Name:

Witness Signature:                                      /s/ Sziluia Cseh
Name:

Address   One Cabot Square,
          London E14 4QF


THE MASTER ISSUER SWAP PROVIDER

EXECUTED as a DEED by                                )
BARCLAYS BANK PLC                                    )
acting by its duly                                   )
authorised attorney                                  )  /s/ Jonathan Martin

By:

Name:

Witness Signature:                                      /s/ Victoria Sharpe
Name:

Address:  5 The North Colonade,
          London E14 4BB


THE MASTER ISSUER CASH MANAGER

EXECUTED as a DEED by                                )
HALIFAX PLC                                          )
acting by its duly authorised attorney               )  /s/ Ian Stewart

By:                                                     /s/ Amarpal Takk

Name:

Witness Signature:                                      /s/ Charles Toland
Name:

Address:  Allen & Overy LLP
          40 Bank Street
          Canary Wharf
          London E14 5DU

THE MASTER ISSUER ACCOUNT BANK

EXECUTED as a DEED by                                )
THE GOVERNOR AND COMPANY OF                          )
THE BANK OF SCOTLAND                                 )  /s/ Ian Stewart
acting by its duly authorised attorney               )  /s/ Amarpal Takk

By:

Name:

Witness Signature:                                      /s/ Charles Toland
Name:

Address:  Allen & Overy LLP
          40 Bank Street
          Canary Wharf
          London E14 5DU


MASTER ISSUER CORPORATE SERVICES PROVIDER

EXECUTED as a DEED by                                )
STRUCTURED FINANCE MANAGEMENT                        )
LIMITED                                              )  /s/ Jonathan Keighley
acting by its duly authorised attorney               )  /s/ Claudia Wallace

By:

Name:

Witness Signature:                                      /s/ Charles Toland
Name:

Address:  Allen & Overy LLP
          40 Bank Street
          Canary Wharf
          London E14 5DU


NEW MASTER ISSUER SECURED CREDITORS

EXECUTED as a DEED by                                )  /s/ Stephane Carrier
CITIBANK N.A., LONDON BRANCH                         )
acting by its attorney                               )
                                                     )

In the presence of

Witness:                                                /s/ Kostas Vasileiadis

Name:

Address:   Citigroup Centre 2
           Canada Square
           London E14 5LB

EXECUTED as a DEED by                                )  /s/ Yolanda Perez-Wilson
CREDIT SUISSE (USA) INC.                             )
acting by its authorised signatory                   )

                                                     )


In the presence of

Witness:                                                /s/ Scott Ian Emeterio

Name:

Address:  One Madison Avenue,
          NYNY 10016



EXECUTED as a DEED by                                )
DEUTSCHE BANK AG, LONDON                             )
BRANCH                                               )
acting by its authorised signatories                 )  /s/ Megan Wallis

                                                     )  /s/ Joe Kohler


By:

By:


Witness:                                                    /s/ Ton Adamson

DB London